                      CONSENT OF INDEPENDENT ACCOUNTANTS          Exhibit (j)

We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of our report dated February 16, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Anchor Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
June 28, 2001